                                                                     EXHIBIT 4.2

                            Network Peripherals Inc.

                    1994 Outside Directors Stock Option Plan

                        (As Amended Through May 17, 2002)

1.          PURPOSE.  The Network  Peripherals  Inc.1994 Outside Directors Stock
            Option Plan (the "Plan) is established effective as of the effective date of the  registration by Network  Peripherals Inc. of its common stock under  section 12 of the  Securities  Exchange Act of 1934, as amended,  (the "Effective Date") to create additional  incentive for the non employee  directors of Network  Peripherals Inc., a Delaware corporation,  and any successor  corporation  thereto  (collectively referred to as the  "Company") to promote the financial  success and progress  of the Company  and any  present or future  parent  and/or subsidiary  corporations of the Company. For purposes of the Plan, a parent corporation and a subsidiary  corporation shall be defined in sections 424(e) and 424(f) of the Internal  Revenue Code of 1986, as
            amended (the "Code").

2.          ADMINISTRATION.  The Plan  shall  be  administered  by the  Board of
            Directors of the Company (the  "Board")  and/or by a duly  appointed committee  of the Board  having such powers as shall be specified by the Board. Any subsequent  references herein to the Board shall also mean the committee if such committee has been appointed and,  unless the powers of the  committee  have been  specifically  limited,  the committee  shall have all of the powers of the Board granted herein, including,  without limitation,  the power to terminate or amend the
            Plan at any time subject to the terms of the Plan and any applicable limitations  imposed  by law.  The Board  shall  have no  authority, discretion  or power to select  the non  employee  directors  of the
            Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted  under option or the time at which such options are to be granted,  to establish  the duration of option  grants,  or to alter other terms or conditions  specified in the Plan,  except in the sense of administering  the Plan subject to the provisions of the Plan. All questions of  interpretation  of the
            Plan or of any options granted under the Plan (an "Option") shall be determined by the Board, and such determinations  shall be final and binding  upon all persons  having an interest in the Plan and/or any
            Option.  Any officer of the Company  shall have the authority to act on  behalf  of  the  Company  with  respect  to any  matter,  right, obligation,  or election which is the  responsibility of or which is allocated to the Company  herein,  provided the officer has apparent authority  with  respect  to  such  matter,  right,  obligation,  or election.

3.          ELIGIBILITY  AND TYPE OF  OPTION.  Options  may be  granted  only to directors  of the Company  who,  at the time of such grant,  are not employees of the Company or of any parent or subsidiary  corporation of the Company  ("Outside  Directors").  Options  granted to Outside
            Directors shall be nonqualified stock options; that is, options that are not treated as having been granted under  section  422(b) of the
            Code. A person  granted an Option is  hereinafter  referred to as an
            "Optionee".

4.          SHARES  SUBJECT  TO OPTION.  Options  shall be for the  purchase  of shares of  authorized  but not  unissued  common  stock or  treasury shares of common  stock of the  Company  (the  "Stock"),  subject to adjustment as provided in paragraph 8 below.  The maximum  number of shares of Stock  which may be  issued  under the Plan  shall be Five
            Hundred Thousand (500,000) shares. In the event that any outstanding
            Option for any  reason  expires or is  terminated  and/or  shares of
            Stock  subject to repurchase  are  repurchased  by the Company,  the shares allocable to the unexercised  portion of such Option, or such repurchased shares, may again be subject to an Option grant.

5.          TIME FOR GRANTING OPTIONS.  All Options shall be granted, if at all, within ten years from the Effective Date.

6.          TERMS,  CONDITIONS AND FORM OF OPTIONS.  Options granted pursuant to the Plan shall be evidenced  by written  agreements  specifying  the number of shares of Stock covered thereby, in substantially the form attached hereto as Exhibit A (the "Option Agreement"), which written agreement  may  incorporate  all or any of the  terms of the Plan by reference  and shall  comply  with and be subject  to the  following terms and conditions:

            a.   Automatic Grant of Options.  Subject to execution by an Outside
                 Director of an appropriate  Option Agreement,  options shall be granted  automatically and without further action of the Board, as follows:

                 i.     Each  person  who is newly  elected or  appointed  as an
                        Outside  Director  after the Effective Date and prior to
                        the date of the annual  meeting of the  stockholders  of
                        the  Company  held in 1997 (the "1997  Annual  Meeting")
                        shall be  granted  an Option on the day of such  initial
                        election  or   appointment   to  purchase  Ten  Thousand
                        (10,000) shares of stock.

                ii.     Each  person  who is newly  elected or  appointed  as an
                        Outside Director on or after the date of the 1997 Annual
                        Meeting  shall be  granted  an Option on the day of such
                        initial   election  or  appointment  to  purchase  Fifty
                        Thousand (50,000) shares of Stock.

                iii.    On the date of each Annual  Meeting of  Stockholders  of
                        Network  Peripherals Inc.  occurring after the Effective
                        Date and prior to the date of the 1997  Annual  Meeting,
                        each  Outside  Director  shall be  granted  an Option to
                        purchase Two Thousand (2,000) shares of Stock; provided,
                        however,  that in the  event  an  Outside  Director  was
                        elected  or  appointed  as an Outside  Director  and was
                        granted  an  Option   pursuant  to  the   provisions  of
                        subparagraph  6(a)(i)  above  within six months prior to
                        the  Annual  Meeting  of   Stockholders,   that  Outside
                        Director  shall be  ineligible to receive an Option with
                        respect such Annual Meeting of Stockholders.

                iv.     On the date of each Annual  Meeting of  Stockholders  of
                        Network  Peripherals Inc. occurring on or after the date
                        of the 1997 Annual Meeting,  each Outside Director shall
                        be granted an Option to purchase Ten  Thousand  (10,000)
                        shares of Stock; provided, however, that in the event an
                        Outside  Director was elected or appointed as an Outside
                        Director  and was  granted  an  Option  pursuant  to the
                        provisions  of  subparagraph  6(a)(ii)  above within six
                        months  prior to Annual  Meeting of  Stockholders,  that
                        Outside  Director  shall be  ineligible  to  receive  an
                        Option   with   respect  to  such   Annual   Meeting  of
                        Stockholders.

                 v.     Notwithstanding the foregoing,  any person may elect not
                        to  receive  an Option to be  granted  pursuant  to this
                        paragraph  6(a) by  delivering  written  notice  of such
                        election to the Board no later than the day prior to the
                        date on which such Option would otherwise be granted.  A
                        person so declining  an Option shall  receive no payment
                        or other  consideration in lieu of such declined Option.
                        A person who has  declined  an Option  may  revoke  such
                        election by delivering written notice of such revocation
                        to the Board no later  than the day prior to the date on
                        which such Option would be granted pursuant to paragraph
                        6(a).

               vi.      Notwithstanding  any other  provision of the Plan to the
                        contrary,  no Option shall be granted to any  individual
                        on a day  when  he or she  is no  longer  serving  as an
                        Outside Director of the Company.

            b.   OPTION  EXERCISE  PRICE.  The exercise price per share of Stock subject to an Option  shall be the fair market value of a share of the Stock on the date of the  granting of the Option.  Where there is a public  market for the common  stock of the Company, the fair  market  value per share of Stock shall be the mean of the bid and asked  prices of the common stock of the Company on the date of the granting of the Option, as reported in the Wall

                 Street Journal (or, if not so reported,  as otherwise  reported by the National  Association  of Securities  Dealers  Automated
                 Quotation  ("NASDAQ") System) or, in the event the common stock of the Company is listed on the NASDAQ  National  Market System or a  securities  exchange,  the fair market value per share of
                 Stock shall be the closing price on such National Market System or exchange on the date of granting of the Option,  as reported in the Wall Street  Journal.  If the date of the granting of an
                 Option  does not fall on a day where on which the common  stock of the Company is trading on NASDAQ, the NASDAQ National Market
                 System or  securities  exchange,  the date on which the  Option exercise  price shall be  established  shall be the last day on which the common  stock of the Company  was so traded  prior to the date of the granting Option.

            c.   Exercise  Period  and  Exercisability  of  Options.  An  Option
                 granted pursuant to the Plan shall be exercisable for a term of ten years.  Options  granted  pursuant  to the Plan shall first become  exercisable  on the day (the  "Initial  Vesting  Date")
                 which  is one  year  from the  date on  which  the  Option  was granted. The Option shall first be exercisable on and after the
                 Initial  Vesting Date and prior to termination of the Option in an amount equal to the number of Option  Shares  multiplied  by the Vested Ratio as set forth below,  less the number of shares previously acquired upon exercise of any portion of the Option.

            The "Vested  Ratio"  shall mean,  on any  relevant  date,  except as otherwise provided herein, the ration determined as follows:

                                                         Vested Ratio
                                                         ------------

              (i) Prior to Initial Vesting Date:              0

                  On Initial Vesting Date,                  1/4
                  provided the Optionee's Service has not
                  terminated prior to such date:

      Plus

             (ii) For each full month
                  of the Optionee's continuous Service
                  from the Initial Vesting Date until the Vested
                  Ratio equals 1/1, an additional:           1/48

For purposes of the Plan,  "Service" shall mean the Optionee's  service with the
Company,  whether in the capacity of an employee, a director or consultant.  The
Optionee's  Service shall not be deemed to have  terminated  merely because of a change in the  capacity in which the  Optionee  renders  Service to the Company, provided that there is no interruption or termination of the Optionee's Service.

           d.    PAYMENT OF OPTION  EXERCISE.  Payment of the exercise price for the number of shares of Stock being  purchased  pursuant to any
                 Option shall be made (i) in cash, by check, or cash equivalent,
                 (ii) by the assignment of the proceeds of a sale of some or all of the shares  being  acquired  upon the  exercise of an Option
                 (including,  without limitation,  through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve  System),
                 (iii) by the  delivery  to the Company of shares of Stock which have been  owned by the  holder of the Option for more than six months and which have  aggregate  value equal to such  exercise
                 price,  or  (iv)  by  any  combination   thereof.  The  Company
                 reserves,  at any and all times,  the right,  in the  Company's sole and absolute discretion, to establish,  decline to approve and/or  terminate any program and/or procedure for the exercise of Options by means of an  assignment of the proceeds of a sale of some or all the  shares  of Stock to be  acquired  upon such exercise or the delivery of previously owned shares of Stock.

            e.   Transfer of Control. A "Transfer of Control" shall be deemed to have  occurred  in the event any of the  following  occurs with respect to the Company:

                 (i)   a merger or consolidation in which the Company is not the
                       surviving corporation;

                (ii)   a merger or  consolidation  in which the  Company  is the
                       surviving  corporation  where  the  stockholders  of  the
                       Company  before  such  merger  or  consolidation  do  not
                       retain,  directly or  indirectly,  at least a majority of
                       the  beneficial  interest  in  the  voting  stock  of the
                       Company after such merger or consolidation;

                (iii)  the sale,  exchange,  or transfer of all or substantially all of the  assets  of the  Company  other  than a  sale,
                       exchange,   or  transfer   to  one  or  more   subsidiary
                       corporations  (as  defined in  paragraph  1 above) of the
                       Company; or

                 (iv)  the  direct  or   indirect   sale  or   exchange  by  the
                       stockholders of the Company of all or  substantially  all
                       of the stock of the Company where the stockholders of the
                       Company  before  such  sale or  exchange  do not  retain,
                       directly  or  indirectly,  at  least  a  majority  of the
                       beneficial  interest  in the voting  stock of the Company
                       after such sale or exchange;

                 (iv)  a liquidation or dissolution of the Company.

                  In the event of a Transfer of Control,  any  unexercisable  or unvested  portion of the  outstanding  Options shall be  immediately exercisable and vested in full as of the date ten (10) days prior to the date of the Transfer of Control.  The exercise or vesting of any
            Option that was permissible  solely by reason of this paragraph 6(e)
            shall  be  conditioned  upon the  consummation  of the  Transfer  of
            Control.  In addition,  the  surviving,  continuing,  successor,  or purchasing  corporation or parent corporation  thereof,  as the case
            may  be  (the  "Acquiring  Corporation"),   may  either  assume  the
            Company's  rights  and  obligations  under  outstanding  Options  or substitute for outstanding Options substantially  equivalent options
            for  the  Acquiring   Corporation's  stock.  For  purposes  of  this
            paragraph 6(e), an Option shall be deemed assumed if,  following the
            Transfer  of  Control,  the Option  confers  the right to acquire in accordance  with its terms and  conditions,  for each share of Stock subject to the Option  immediately prior to the Transfer of Control, the  consideration  (whether  stock,  cash or  other  securities  or property)  to  which a holder  of a share of Stock on the  effective date of the Transfer of Control was entitled.  Any Options which are neither assumed nor substituted for by the Acquiring  Corporation in connection with the Transfer of Control nor exercised as of the date of  the  Transfer  of  Control  shall  terminate  and  cease  to  be outstanding effective as of the date of the Transfer of Control.

            f.   STOCKHOLDER  APPROVAL. No Option may be granted pursuant to the
                 Plan  prior to  obtaining  stockholder  approval  of the  Plan.

       7.   Authority  to Vary Terms.  The Board shall have the  authority  from time to time to vary the terms of the  Option  Agreements  either in connection  with the grant of an individual  Option or in connection with the  authorization  of a new standard  form or forms of Option;
            provided,  however, that the terms and conditions of such revised or amended standard form or forms of stock option agreement shall be in accordance with the terms of the Plan. Such authority shall include, but not by way of  limitation,  the authority to grant Options which are  immediately  exercisable  subject  to the  Company's  right  to repurchase any unvested  shares of Stock acquired by the Optionee on exercise  of an Option  in the  event  such  Optionee's  service  as director of the Company is terminated for any reason.

       8.   Effect of Change in Stock Subject to Plan.  Appropriate  adjustments shall be made in the number and class of shares of Stock  subject to the Plan,  the number of shares to be granted  under the Plan and to any  outstanding  Options  and in the Option  exercise  price of any outstanding  Options in the event of a stock dividend,  stock split,
            recapitalization,      reverse     stock     split,     combination,
            reclassification,  or like  change in the capital  structure  of the
            Company.

       9.   Transferability of Options.

            a.   Except  as  provided  in  paragraph  9(b),  an  Option  may  be exercised  during  the  lifetime  of the  Optionee  only by the
                 Optionee or the Optionee's guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

            b.   Notwithstanding  the foregoing,  with the consent of the Board, in its sole  discretion,  an  Optionee  may  transfer  all or a portion of the Option to: (i) an  Immediate  Family  Member (as
                 defined below),  (ii) a trust for the exclusive  benefit of the
                 Optionee and/or one or more Immediate  Family Members,  (iii) a partnership in which the Optionee  and/or one or more Immediate
                 Family Members are the only partners, or (iv) such other person or entity as the Board may permit  (individually,  a "Permitted
                 Transferee").  For purposes of this paragraph  9(b)  "Immediate
                 Family  Members"  shall  mean  the  Optionee's  spouse,  former spouse, children or grandchildren,  whether natural or adopted.
                 As a condition to such transfer,  each Permitted  Transferee to whom the Option or any interest  therein is  transferred  shall agree in writing (in a form  satisfactory to the Company) to be bound  by  all of  the  terms  and  conditions  of  the  Option
                 Agreement   evidencing   such   Option   and   any   additional
                 restrictions   or   conditions  as  the  Company  may  require.
                 Following the transfer of an Option,  the term "Optionee" shall refer to the Permitted Transferee, except that, with respect to any  requirements  of continued  Service or  provision  for the
                 Company's tax withholding obligations, such term shall refer to the original Optionee.  The Company shall have no obligation to notify  a  Permitted  Transferee  of  any  termination  of  the transferred  Option,  including an early termination  resulting from the  termination  of Service of the Original  Optionee.  A
                 Permitted   Transferee   shall  be  prohibited  from  making  a
                 subsequent  transfer  of a  transferred  Option  except  to the original  Optionee  or to another  permitted  Transferee  or as provided in paragraph 9(a).

       10.  Termination  or Amendment  of Plan.  The Board,  including  any duly appointed committee of the Board, may terminate or amend the Plan at any time;  provided,  however,  that  without  the  approval  of the stockholders of the Company, there shall be no increase in the total number of shares of Stock  covered by the Plan  (except by operation of the provisions of paragraph 8 above).  In any event, no amendment may adversely affect any then outstanding Option, or any unexercised portion thereof, without the consent of the Optionee.